Exhibit 99.3

COMPENSATION, NOMINATING AND GOVERNANCE

COMMITTEE CHARTER

This Charter of the Compensation, Nominating and Governance Committee (the “Committee”) was originally adopted by the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”) on May 27, 2009, and amended and restated on December 9, 2009.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations.

I.	Purposes

The Committee shall serve the following purposes:

Compensation Matters – (i) assisting the Board in oversight of the Company’s executive compensation policies and practices, including (A) determining and recommending to the Board for its approval the compensation of the Company’s Chief Executive Officer (“CEO”) and the Company’s other executive officers, (B) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs, and (C) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees and consultants, and exercising discretion in the administration of such programs; and (ii) annually preparing the report of the Committee required by the rules of the U.S. Securities and Exchange Commission (“SEC”).

Governance and Nominating Matters – (i) identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies; (ii) overseeing the Company’s policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates or nominations by the Board; and (iii) reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary.

In serving its purposes, the Committee is empowered to: (i) inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company; and (ii) retain outside consultants or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s consultants and other advisors. The Committee shall have the authority to retain, compensate, direct, oversee and terminate outside consultants or other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee. The Committee shall have any additional powers and authorities vested in it by stock options, restricted stock, incentive and other compensation plans of the Company, including the Company’s 1998 Stock Incentive Plan.

II.	Committee Membership

The Committee shall consist of three or more members of the Board, each of whom the Board shall determine to be “independent” in accordance with applicable rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, no director may serve unless he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Committee members shall continue to be members as long as they remain directors and until their successors as committee members are elected and qualified or until their earlier death, incapacity, resignation or removal. Any member of the Committee may be removed by the Board, with or without cause, at any time. The Chairman shall be appointed from among the Committee members by, and serve at the pleasure of, the Board. The Chairman shall preside at meetings of the Committee and shall have authority to convene meetings, set meeting agendas and determine the Committee’s information needs, except as otherwise provided by action of the Committee. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members to serve as chair of the meeting.

III.	Committee Meetings and Organization

The Committee shall meet on a regularly-scheduled basis at least annually, or more frequently as circumstances dictate, establish its own schedule of meetings and rules of procedure and maintain minutes or other records of Committee meetings and activities. To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to members of the Committee prior to each meeting to allow time for review. The Committee shall meet at least annually with the CEO and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance criteria and compensation levels of key executives.

The operations of the Committee shall be subject to the provisions of the Company’s Certificate of Incorporation and Bylaws, as each shall be in effect from time to time. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter; (b) any provision of the Certificate of Incorporation or Bylaws or (c) the laws of the state of Delaware or any other applicable law. The Committee shall keep minutes of each meeting, which shall be approved by the Committee members and shall be given to the corporate Secretary for filing with the corporate records. The Committee shall also submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the full Board. The Chairman shall report to the Board from time to time and as requested by the Board.

IV.	Key Responsibilities

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.

To fulfill the purposes set forth in Section I above, the Committee shall have the following responsibilities:

Compensation Matters

1.	recommend to the Board for its approval the objectives of the Company’s management compensation programs and its basic compensation policies;

2.	review and recommend to the Board for its approval corporate goals and objectives relevant to the compensation of the Company’s executive officers, including annual and long-term performance goals and objectives;

3.	review and recommend to the Board for its approval any employment agreements, severance arrangements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits with respect to any executive officer or other member of senior management;

4.	evaluate at least annually the performance of the Company’s executive officers against corporate goals and objectives identified by the Board and such other factors as the Committee deems relevant, and, based on this evaluation, determine and recommend to the Board for its approval the compensation (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites) for the executive officers based on this evaluation;

5.	determine and recommend to the Board for its approval the compensation level (including any incentive awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites) for members of senior management of the Company (other than executive officers) as the Committee or the Board may from time to time determine to be appropriate;

6.	review on a periodic basis the Company’s management compensation programs, including any management incentive compensation plans as well as plans and policies pertaining to perquisites, to determine whether they are appropriate, properly coordinated and achieve their intended purposes, and recommend to the Board for its approval any appropriate modifications or new plans, programs or policies;

7.	review, approve and recommend to the Board for its approval the adoption of any equity-based compensation plan for employees of or consultants to the Company and any modifications of any such plan; administer such plans (including the 1998 Stock Incentive Plan) as provided by the terms thereof, including authorizing all awards made pursuant to such plans, and monitor compliance by management with such rules, policies and guidelines for the issuance of awards pursuant to such plans as the Committee or the Board may establish;

8.	review, approve and recommend to the Board for its approval the adoption of any non-equity-based incentive compensation plan for employees of or consultants to the Company and any modification of any such plan and review at least annually the awards made pursuant to such plans;

9.	review, approve and recommend to the Board for its approval the adoption of any employee retirement plan, and any other material employee benefit plan, and any material modifications of any such plans;

10.	review and discuss with management the Company’s Compensation Discussion and Analysis disclosure required by SEC regulations and determine whether to recommend to the Board that it be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable;

11.	prepare the report of the Committee required to be included in the Company’s Annual Report on Form 10-K and proxy statement on Schedule 14A or information statement on Schedule 14C, as applicable, in accordance with applicable SEC rules and regulations;

12.	review the form and amount of director compensation at least annually, and make recommendations thereon to the Board for its approval;

13.	monitor compliance of directors and executive officers with the Company’s program of required stock ownership;

Corporate Governance and Nominating Committee Matters

1.	develop and recommend to the Board the criteria for membership on the Board and identify, screen and review individuals qualified to serve as directors, based on such membership criteria.

Candidates shall be evaluated for, among other things, the following criteria: their integrity, independence under Nasdaq listing standards, diversity of experience, including service as a director or executive with other entities engaged in the oil and gas business, leadership skills and the ability to exercise sound judgment. The Committee will also consider, for incumbent directors, their Board and committee meeting attendance and performance and length of Board service;

2.	conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

3.	establish policies and procedures relating to consideration of Board nominee candidates recommended by shareholders and review candidates recommended by shareholders;

4.	recommend to the Board candidates for: (i) nomination for election or re-election by the shareholders; and (ii) any Board vacancies that are to be filled by the Board subject to any rights regarding the selection of directors by the holders, if any, of shares of the Company’s capital stock and any other contractual or other commitments of the Company;

5.	review annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;

6.	review and recommend to the Board adoption of governance policies and principles for the Company, periodically review such governance policies and procedures, and submit any recommended changes for approval by the Board;

7.	consider questions of possible conflicts of interest of Board members and of our senior executives;

8.	review annually the relationships between directors, the Company and members of management and recommend to the Board whether each director qualifies as “independent” under all applicable SEC, Nasdaq and other independence rules;

9.	monitor and recommend the functions of the various committees of the Board, make recommendations on the structure and organization of Board meetings and recommend members of the Board for service on the standing committees of the Board;

10.	design, with input from management, an appropriate orientation program for new directors and identify appropriate director development and continuing education opportunities;

11.	Review and make recommendations to the Board regarding shareholder proposals for the Company’s proxy materials or for consideration by shareholders at annual or special shareholder meetings;

12.	coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, members and management in the governance of the Company; and

13.	review on a periodic basis, and as necessary when specific issues arise, relations with the Company’s shareholders and advise the Board on policies to further effective communications with such shareholders, which may include meetings between directors and significant shareholders from time to time and other communication opportunities.

General

1.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

2.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

3.	report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests.